UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

CENTERLINE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13- 3916825
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2010, Centerline Holding Company (the “Registrant”) filed a Current Report on Form 8-K announcing that Marc D Schnitzer, Chief Executive Officer and President of the Registrant, resigned.  On April 15, 2010, Mr. Schnitzer and Centerline Capital Group Inc., a subsidiary of the Registrant, entered into a separation agreement (the “Agreement”) pursuant to which the Company will pay Mr. Schnitzer a separation payment in the amount of $750,000.  Under the Agreement, Mr. Schnitzer has agreed that he will be reasonably available to provide information and other assistance to the Registrant.  This description of the Agreement is qualified in its entirety by reference to the complete terms of the Agreement, which is attached as Exhibits 10.1 to this Current Report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The Exhibit Index appearing after the signature page of this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company
(Registrant)

April 21, 2010
	By:	/s/ Robert L. Levy
	Name:	Robert L. Levy
	Title:	Chief Financial Officer, Chief Operating Officer & President

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Separation Agreement, effective April 15, 2010 by and between Centerline Holding Company, Centerline Capital Group, Inc., and Marc D. Schnitzer.